SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  November 10, 1998


LONE WOLF ENERGY, INC.
(Name of small business issuer in its charter)


Colorado
(State or other jurisdiction of
Incorporation or Organization)

0-24684
Commission File No.

84-1214336
(IRS Employer Identification
Number )

8908 South Yale Avenue, Suite 409
Tulsa, OK  74137
(918) 481-0167
(Former address and telephone number of principal executive offices)

Lone Wolf Energy, Inc.
2400 NW 30th St., Suite 624
Oklahoma City, OK  73112
(New address, if changed since last report)


Item 5.	Other Events.

On October 27, 1998, the Registrant's common stock was cleared for trading on the over-the-counter market under the symbol "LWEI".

On November 4, 1998, the Board of Directors approved the issuance of common stock in satisfaction of obligations incurred with consultants to the Company as follows:

	Marc Newman		           5,500,000 shares
	Gifford M. Mabie	         521,700 shares
	Rhonda R. Vincent	        373,500 shares
	Frederick K. Slicker	     104,800 shares

On November 4, 1998, Rhonda R. Vincent resigned as a director and officer of the Company. The Board elected Marc Newman to fill the Board vacancy.

On November 4, 1998, Gifford M. Mabie resigned as a director and officer of the Company. The Board elected Douglas Newman, father of Marc Newman, to fill the Board vacancy.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  							LONE WOLF ENERGY, INC.


                                 								/S/ MARC NEWMAN
                               							By:_______________________________
                                  							Marc Newman, President and CEO